              As filed with the Securities and Exchange Commission
                               on May 24, 1996

                                                     Registration No.
                                                                      ----------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
- --------------------------------------------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        THE MULTICARE COMPANIES, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   Delaware
- --------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   22-3152527
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

         411 Hackensack Avenue, Hackensack, New Jersey         07601
- --------------------------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)

                   THE MULTICARE COMPANIES, INC. NON-EMPLOYEE
                    DIRECTORS RETAINER AND MEETING FEE PLAN
                    ---------------------------------------
                            (Full title of the plan)

                           BRADFORD C. BURKETT, ESQ.
                       Vice President and General Counsel
                         The Multicare Companies, Inc.
                             411 Hackensack Avenue
                         Hackensack, New Jersey  07601
                                (201) 488-8818
- --------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities      Amount to be           Proposed               Proposed              Amount of
 to be Registered         Registered            Maximum                Maximum            Registration Fee
                                           Offering Price per     Aggregate Offering
                                                Share *                Price *
- -------------------------------------------------------------------------------------------------------------
Common Stock             50,000 shares          $30.438               $1,521,900              $524.79
$0.01 par Value
=============================================================================================================


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of May 20, 1996.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

         The Registrant (also referred to herein as the "Company") hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) All other reports, if any, filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 1996.

         (c) The description of the Registrant's Common Stock, $.01 par value, set forth in the Company's Registration Statement on Form 8-A dated August 16, 1995 ("Common Stock").

         All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or misrepresented for purposes of this Prospectus to the extent that a statement contained herein (with respect to a statement contained in a document incorporated by reference herein) or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against actual and reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with litigation against them in their capacities as directors and officers. As permitted by such Section, the Company's Certificate of Incorporation provides that the Company shall indemnify any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding (whether civil or otherwise) by reason of the fact that such person is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, to the fullest extent authorized or permitted by the GCL.

         The By-laws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth and permitted by the GCL or any other applicable law, as from time to time in effect.

         The Certificate of Incorporation and the By-laws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Certificate of Incorporation, the By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         Under the Certificate of Incorporation and the By-laws, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the provisions of the Certificate of Incorporation, the By-Laws or any provision of law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 7.

Item 9.  Undertakings.

         (a)     Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     Filings Incorporating Subsequent Exchange Act Documents by
Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)     Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on April 26, 1996.

                                           THE MULTICARE COMPANIES, INC.
                                           (The Registrant)


                                           By  Daniel E. Straus
                                              --------------------
                                               Daniel E. Straus
                                               President

         Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                          Title                                      Date
- ---------                                          -----

         Moshael J. Straus                    Chairman of the Board,                      April 26, 1996
- ------------------------------------          Co-Chief Executive Officer
         Moshael J. Straus                    and Director
                                              (Principal Executive Officer)


         Daniel E. Straus                     President, Co-Chief Executive               April 26, 1996
- ------------------------------------          Officer and Director
         Daniel E. Straus                     (Principal Executive Officer)



         Stephen R. Baker                     Executive Vice President, Chief             April 26, 1996
- ------------------------------------          Financial Officer and Director
         Stephen R. Baker                     (Principal Accounting Officer)


         Paul J. Klausner                     Executive Vice President                    April 26, 1996
- ------------------------------------          and Director
         Paul J. Klausner


         Stuart H. Altman                     Director                                    April 25, 1996
- ------------------------------------
         Stuart H. Altman

    Constance B. Girard-diCarlo               Director                                    April 26, 1996
- ------------------------------------
    Constance B. Girard-diCarlo

         Menachem Rosenberg                   Director                                    April 26, 1996
- ------------------------------------
         Menachem Rosenberg

         Alan D. Solomont                     Director                                    April 26, 1996
- ------------------------------------
         Alan D. Solomont

         George R. Zoffinger                  Director                                    April 26, 1996
- ------------------------------------
         George R. Zoffinger


*By
   ---------------------------------
         Bradford C. Burkett
         Attorney in Fact

                                 EXHIBIT INDEX


         The following exhibits are filed as part of this Registration
Statement:


                                  Exhibit

*        4.1     Restated Certificate of Incorporation of the Registrant.

*        4.2     Bylaws of the Registrant.

         4.3 Copy of The Multicare Companies, Inc. Non-Employee Directors Retainer and Meeting Fee Plan, as amended and restated.

         5 Legal opinion of Bradford C. Burkett, Esq., Vice President and General Counsel of the Registrant.

         23.1    Consent of KPMG Peat Marwick L.L.P.

         23.2 Consent of Bradford C. Burkett, Esq., Vice President and General Counsel of the Registrant (included in the opinion filed as Exhibit 5).




* Incorporated by reference to Registration Statement No. 33-6544 effective August 18, 1993.